Exhibit 99.1

Apple Reports Fourth Quarter Results

Strong iPhone, Mac & App Store Sales Drive Record September Quarter Revenue & Earnings

CUPERTINO, California—October 20, 2014—Apple® today announced financial results for its fiscal 2014 fourth quarter ended September 27, 2014. The Company posted quarterly revenue of $42.1 billion and quarterly net profit of $8.5 billion, or $1.42 per diluted share. These results compare to revenue of $37.5 billion and net profit of $7.5 billion, or $1.18 per diluted share, in the year-ago quarter. Gross margin was 38 percent compared to 37 percent in the year-ago quarter. International sales accounted for 60 percent of the quarter’s revenue.

Apple’s board of directors has declared a cash dividend of $.47 per share of the Company’s common stock. The dividend is payable on November 13, 2014, to shareholders of record as of the close of business on November 10, 2014.

“Our fiscal 2014 was one for the record books, including the biggest iPhone launch ever with iPhone 6 and iPhone 6 Plus,” said Tim Cook, Apple’s CEO. “With amazing innovations in our new iPhones, iPads and Macs, as well as iOS 8 and OS X Yosemite, we are heading into the holidays with Apple’s strongest product lineup ever. We are also incredibly excited about Apple Watch and other great products and services in the pipeline for 2015.”

“Our strong business performance drove EPS growth of 20 percent and a record $13.3 billion in cash flow from operations in the September quarter,” said Luca Maestri, Apple’s CFO. “We continued to execute aggressively against our capital return program, spending over $20 billion in the quarter and bringing cumulative returns to $94 billion.”

Apple is providing the following guidance for its fiscal 2015 first quarter:

•	revenue between $63.5 billion and $66.5 billion

•	gross margin between 37.5 percent and 38.5 percent

•	operating expenses between $5.4 billion and $5.5 billion

•	other income/(expense) of $325 million

•	tax rate of 26.5 percent

Apple will provide live streaming of its Q4 2014 financial results conference call beginning at 2:00 p.m. PDT on October 20, 2014 at www.apple.com/quicktime/qtv/earningsq414. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 28, 2013, its Form 10-Q for the quarter ended December 28, 2013, its Form 10-Q for the quarter ended March 29, 2014, its Form 10-Q for the quarter ended June 28, 2014, and its Form 10-K for the fiscal year ended September 27, 2014 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Kristin Huguet

Apple

khuguet@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2014 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$42,123	$37,472	$182,795	$170,910
Cost of sales (1)	26,114	23,601	112,258	106,606

Gross margin	16,009	13,871	70,537	64,304

Operating expenses:
Research and development (1)	1,686	1,168	6,041	4,475
Selling, general and administrative (1)	3,158	2,673	11,993	10,830

Total operating expenses	4,844	3,841	18,034	15,305

Operating income	11,165	10,030	52,503	48,999
Other income/(expense), net	307	113	980	1,156

Income before provision for income taxes	11,472	10,143	53,483	50,155

Provision for income taxes	3,005	2,631	13,973	13,118

Net income	$8,467	$7,512	$39,510	$37,037

Earnings per share:
Basic	$1.43	$1.19	$6.49	$5.72
Diluted	$1.42	$1.18	$6.45	$5.68

Shares used in computing earnings per share:
Basic	5,933,845	6,329,139	6,085,572	6,477,320
Diluted	5,972,082	6,363,919	6,122,663	6,521,634

Cash dividends declared per common share	$0.47	$0.44	$1.82	$1.64

(1) Includes share-based compensation expense as follows:
Cost of sales	$116	$88	$450	$350
Research and development	$314	$209	$1,216	$917
Selling, general and administrative	$332	$258	$1,197	$986

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	September 27, 2014	September 28, 2013

ASSETS:

Current assets:
Cash and cash equivalents	$13,844	$14,259
Short-term marketable securities	11,233	26,287
Accounts receivable, less allowances of $86 and $99, respectively	17,460	13,102
Inventories	2,111	1,764
Deferred tax assets	4,318	3,453
Vendor non-trade receivables	9,759	7,539
Other current assets	9,806	6,882

Total current assets	68,531	73,286

Long-term marketable securities	130,162	106,215
Property, plant and equipment, net	20,624	16,597
Goodwill	4,616	1,577
Acquired intangible assets, net	4,142	4,179
Other assets	3,764	5,146

Total assets	$231,839	$207,000

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$30,196	$22,367
Accrued expenses	18,453	13,856
Deferred revenue	8,491	7,435
Commercial paper	6,308	0

Total current liabilities	63,448	43,658

Deferred revenue – non-current	3,031	2,625
Long-term debt	28,987	16,960
Other non-current liabilities	24,826	20,208

Total liabilities	120,292	83,451

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,866,161 and 6,294,494 shares issued and outstanding, respectively	23,313	19,764
Retained earnings	87,152	104,256
Accumulated other comprehensive income/(loss)	1,082	(471)

Total shareholders’ equity	111,547	123,549

Total liabilities and shareholders’ equity	$231,839	$207,000

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 27, 2014	September 28, 2013
Cash and cash equivalents, beginning of the year	$14,259	$10,746

Operating activities:
Net income	39,510	37,037
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	7,946	6,757
Share-based compensation expense	2,863	2,253
Deferred income tax expense	2,347	1,141
Changes in operating assets and liabilities:
Accounts receivable, net	(4,232)	(2,172)
Inventories	(76)	(973)
Vendor non-trade receivables	(2,220)	223
Other current and non-current assets	167	1,080
Accounts payable	5,938	2,340
Deferred revenue	1,460	1,459
Other current and non-current liabilities	6,010	4,521

Cash generated by operating activities	59,713	53,666

Investing activities:
Purchases of marketable securities	(217,128)	(148,489)
Proceeds from maturities of marketable securities	18,810	20,317
Proceeds from sales of marketable securities	189,301	104,130
Payments made in connection with business acquisitions, net	(3,765)	(496)
Payments for acquisition of property, plant and equipment	(9,571)	(8,165)
Payments for acquisition of intangible assets	(242)	(911)
Other	16	(160)

Cash used in investing activities	(22,579)	(33,774)

Financing activities:
Proceeds from issuance of common stock	730	530
Excess tax benefits from equity awards	739	701
Taxes paid related to net share settlement of equity awards	(1,158)	(1,082)
Dividends and dividend equivalents paid	(11,126)	(10,564)
Repurchase of common stock	(45,000)	(22,860)
Proceeds from issuance of long-term debt, net	11,960	16,896
Proceeds from issuance of commercial paper, net	6,306	0

Cash used in financing activities	(37,549)	(16,379)

Increase/(decrease) in cash and cash equivalents	(415)	3,513

Cash and cash equivalents, end of the year	$13,844	$14,259

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$10,026	$9,128
Cash paid for interest	$339	$0